Exhibit 4

Stoneridge, Inc.

Directors’ Share Option Plan

1.    Purposes of Plan.

The purpose of this Directors’ Share Option Plan (the “Plan”) of Stoneridge, Inc., an Ohio corporation (the “Company”), is to advance the interests of the Company and its shareholders by providing Eligible Directors (as defined in Section 3, below) with an opportunity to participate in the Company’s future prosperity and growth and an incentive to increase the value of the Company based on the Company’s performance, development, and financial success. These objectives will be promoted by granting to Eligible Directors options (the “Options”), which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase Common Shares, without par value, of the Company (the “Shares”).

2.    Administration of Plan.

The Plan will be administered by the Board of Directors (the “Board”). The Board shall have the power and authority to: (a) approve the grant of Options to Eligible Directors (such Eligible Directors, “Participants”); (b) approve the terms and conditions, not inconsistent with the terms hereof, of any Option, including without limitation time and performance restrictions, and approve the form of Share Option Agreement (as defined in Section 5, below); (c) adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; (d) interpret the terms and provisions of the Plan and any Option granted and any agreements relating thereto; and (e) take any other actions the Board considers appropriate in connection with, and otherwise supervise the administration of, the Plan, all in a manner consistent with the other provisions of the Plan. All decisions made by the Board pursuant to the provisions hereof shall be made in the Board’s sole discretion and shall be final and binding on all persons. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with applicable federal and state laws and rules and regulations. No member of the Board will incur any liability for any action taken or admitted, or any determination made, in good faith in connection with the Plan.

3.    Participants in Plan.

The persons eligible to receive Options under the Plan shall be those directors of the Company who are not employees or officers (except the Secretary) of the Company or any subsidiary of the Company (any such person, an “Eligible Director”).

4.    Shares Subject to Plan.

The maximum aggregate number of Shares that may be issued under the Plan shall be 500,000 Shares. The Shares that may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury shares.

If any Shares that have previously been the subject of an Option cease to be the subject of an Option (other than by reason of exercise), or if any Shares previously distributed under the Plan are returned to the Company in connection with the exercise of an Option (including without limitation in payment of the exercise price or tax withholding), such Shares shall again be available for distribution in connection with future grants under the Plan.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Company will make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by options granted under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all share option awards that were granted hereunder and that are outstanding on the date of such event will be assumed by the surviving or continuing corporation.

5.    Grant of Options.

Each Option granted under the Plan shall be authorized by the Board and shall be evidenced by a written agreement (the “Share Option Agreement”) in the form approved by the Board from time to time, which shall be dated as of the date on which the Option is granted, signed by an officer of the Company authorized by the Board, and signed by the Participant, and which shall describe the Option and state that the Option is subject to all the terms and conditions of the Plan and such other terms and conditions, not inconsistent with the Plan, as the Board may approve. The date on which the Board approves the granting of an Option shall be deemed to be the date on which the Option is granted for all purposes, unless the Board otherwise specifies in its approval.

In addition to the foregoing, all Share Option Agreements shall include without limitation the following provisions:

        (a)  Vesting.

Each Option shall be exercisable only with respect to the Shares, which have become vested pursuant to the terms of that Option. Each Option shall become vested with respect to Shares subject to that Option on such date or dates and on the basis of such other criteria, including without limitation the performance of the Company, as the Board may determine, in its discretion, and as shall be specified in the applicable Share Option Agreement. The Board shall have the authority, in its discretion, to accelerate the time at which an Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of such Option.

        (b)  Exercise Price.

The exercise price per Share issuable upon exercise of an Option shall be determined by the Board at the time of grant and set forth in the applicable Share Option Agreement; provided that such exercise price shall not be less than the fair market value per Share on the date the Option is granted. For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date, the (i) average of the highest and lowest reported sale price on the New York Stock Exchange on the day of the grant, (ii) last reported sale price on the NASDAQ National Market System on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined by the Board, in its sole discretion.

        (c)    Term.

No Option shall be exercisable after the expiration of 10 years from the date on which that Option is granted.

        (d)    Method of Exercise.

An Option may be exercised, in whole or in part, by giving written notice to the Company stating the number of Shares (which must be a whole number) to be purchased. Upon receipt of payment of the full purchase price for such Shares, plus applicable withholding taxes, by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Board, by (i) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (ii) surrender of Shares subject to the Option which have a fair market value equal to the total exercise price at the time of exercise, or (iii) a combination of the preceding methods, and subject to compliance with all other terms and conditions of the Plan and the Share Option Agreement relating to such Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.

        (e)    Transferability.

Except as provided in this paragraph, Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Options transferred as provided in this paragraph, all Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) Options may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Board may, in its sole discretion and in the manner established by the Board, provide for the irrevocable transfer, without payment of consideration, of any Option by a Participant to such Participant’s spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such Option shall be exercisable only by the transferee or such transferee’s legal representative.

        (f)    Termination of Status as an Eligible Director by Reason of Death or Disability.

If a Participant’s status as an Eligible Director terminates by reason of the Participant’s death or disability (as defined by the Board from time to time, in its sole discretion), then (i) unless otherwise determined by the Board within 90 days of such termination, to the extent an Option held by such Participant is not vested as of the date of such termination, such Option shall automatically terminate on such date; and (ii) to the extent an Option held by such Participant is vested (whether pursuant to its terms, a determination of the Board under the preceding clause (i), or otherwise) as of the date of such termination, such Option may thereafter be exercised by the Participant, the legal representative of the Participant’s estate, the legatee of the Participant under the will of the Participant, the distributee of the Participant’s estate, or the Participant’s other successor in interest, whichever is applicable (A) if such termination results from the Participant’s death, for a period of one year from the date of death or, if sooner, until the expiration of the stated term of the Option, (B) if such termination results from the Participant’s disability, for one year from the date of termination of the Participant’s status as an Eligible Director or, if sooner, until the expiration of the stated term of the Option, or (C) for such other period as the Board may specify at or after grant or the Participant’s death or disability.

        (g)    Other Termination of Status as an Eligible Director.

If a Participant’s status as an Eligible Director terminates for any reason other than death or disability, then (i) to the extent any Option held by such Participant is not vested as of the date of termination, such Option shall automatically terminate on such date; and (ii) unless otherwise determined by the Board at or after grant or termination, to the extent any Option held by such Participant is vested as of the date of such termination, such Option may thereafter be exercised for a period of 90 days from the date of termination or, if sooner, until the expiration of the stated term of the Option.

        (h)    Effect of Termination of Participant’s Status as an Eligible Director on Transferee.

Except as otherwise permitted by the Board, in its sole discretion, no Option held by a transferee of a Participant pursuant to Section 5(e), above, shall remain exercisable for any period of time longer than would otherwise be permitted under Section 5(f) and 5(g) without specification of other periods by the Board as provided therein.

6.    Withholding Tax.

The Company, at its option, shall have the right to require the Participant or any other person receiving Shares under the Plan to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares the amount of any taxes, which the Company is required to withhold with respect to such dividend payments. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

7.    Securities Law Restrictions.

No right under the Plan shall be exercisable and no Share shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Board shall determine to be necessary or advisable, in its sole discretion.

The Board may require each person acquiring Shares under the Plan (a) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Board may reasonably request.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

8.    Change in Control.

        (a)    Accelerated Vesting and Company Purchase Option.

Notwithstanding any provision of this Plan or any Share Option Agreement to the contrary (unless such Share Option Agreement contains a provision referring specifically to this Section 8 and stating that this Section 8 shall not be applicable to the Option evidenced by such Share Option Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

(i)  Any and all Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms; provided that no Option which has previously been exercised or otherwise terminated shall become exercisable; and

(ii)  The Company may, at its option, terminate any or all unexercised Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Option so terminated, pay to the Participant (or such Participant’s transferee, if applicable) theretofore holding such Option cash in an amount equal to the difference between the fair market value defined in Section 5(b) of the Shares subject to the Option at the time the Company exercises its option under this Section 8(a)(ii) and the exercise price of the Option, less applicable withholding taxes; and provided further that if such fair market value is less than such exercise price, then the Board may, in its discretion, terminate such Option without any payment.

        (b)    Definition of Change in Control.

For purposes of the Plan, a “Change in Control” means the happening of any of the following:

(i)  When any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and as used in Sections13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the 1934 Act, but excluding the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), any person who is a shareholder of the Company on the Effective Date of this Plan (an “Existing Shareholder”), and any affiliate of an Existing Shareholder, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)  When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death or disability to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 8(b)(ii); or

(iii)  The occurrence of a transaction not recommended by the Board requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through purchase of assets, by merger, or otherwise.

Provided, however, further that a change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board had approved such change prior to either (A) the commencement of any of the events described in

Section 8(b)(i), (ii), (iii), or Section 8(c)(i) of this Plan, or (B) the commencement by any person other than the Company of a tender offer for Shares.

        (c)    Definition of Potential Change in Control.

For purposes of the Plan, a “Potential Change in Control” means the happening of any one of the following:

(i)  The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 8(b), above; or

(ii)  The acquisition of beneficial ownership of the Company, directly or indirectly, by any entity, person, or group (other than the Company, a subsidiary of the Company, any Company employee benefit plan (including any trustee of such plan acting as such trustee), an Existing Shareholder, or an affiliate of an Existing Shareholder) representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

        9.    Six-Month Holding Period.

Shares purchased upon exercise of an Option may not be sold before at least six months have elapsed from the date the Option was granted.

        10.    Rights as Shareholder.

No Participant or his executor or administrator or other transferee shall have any rights of a shareholder in the Company with respect to the Shares covered by an Option unless and until such Shares has been duly issued and delivered to him under the Plan.

        11.    Acceleration of Rights.

The Board shall have the authority, in its discretion, to accelerate the time at which an Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the award of such Option.

12.    Definition of Subsidiary.

The terms “subsidiary” and “subsidiary corporation” when used in the Plan or any Share Option Agreement made pursuant to the Plan mean a subsidiary corporation as defined in Section 424(f) of the Code.

13.    Interpretation, Amendment or Termination of Plan.

The interpretation by the Board of any provision of the Plan or of any Share Option Agreement executed pursuant to the grant of an Option under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan; provided that no such action shall adversely affect any Participant’s rights with respect to outstanding Options then held by such Participant without such Participant’s consent.

14.    Government Regulations.

Notwithstanding any provision of the Plan or any Share Option Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Shares may then be listed.

15.    Governing Law.

The Plan shall be construed and governed by the laws of the State of Ohio.

16.    Effective Date.

The Plan shall become effective (the “Effective Date”) on the day it is approved by the Company’s shareholders.

17.    Term of Plan.

No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Options granted prior to such tenth anniversary may extend beyond that date.

18.    Savings Clause.

In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan and all transactions pursuant to this Plan are intended to comply in all respects with applicable law and regulation, including, with respect to persons subject to Section 16 of the 1934 Act.